Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Reports $2.3 million
in Revenue for Third Quarter 2016

Strong operating leverage demonstrated on higher volume

VERNAL, UT, November 14, 2016 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the third quarter ended September 30, 2016.

Troy Meier, CEO of Superior Drilling Products, commented, “The third quarter is a clear demonstration of the success of our Drill-N-Ream® well bore conditioning tool, the change in our go-to-market strategy and the improving conditions in the U.S. oil & gas industry. Operators want new technologies that improve production efficiencies and reduce costs. We believe our innovative tools will increasingly become critical components of a new standard in drill string configurations.”

Third Quarter 2016 Financial Summary
($ in thousands, except per share amounts)

	Q3 2016	Q3 2015	Y/Y Change	Y/Y % Change	Q2 2016	Seq. Change	Seq. % Change
Revenue	$2,261	$3,018	(756)	(25.1)%	$1,114	1,147	103.0%
Operating loss	(963)	(1,592)	629	39.5%	(2,956)	1,993	67.4%
Operating margin	(42.6)%	(52.7)%			(265.4)%
Net loss	$(1,173)	$(1,940)	767	39.5%	$(3,056)	1,883	61.6%
Diluted loss per share	$(0.07)	$(0.11)	$0.05	41.1%	$(0.18)	$0.11	63.6%

Third Quarter 2016 Overview

Compared with the prior-year period, revenue of $2.3 million declined because of the significant reductions in overall oilfield activity. In recent months, the rig count, as reported by Baker Hughes, has begun a modest recovery, reflecting the stabilization of commodity prices and drill rig operators’ progress in lowering their cost to develop oil and natural gas. Sequentially, revenue more than doubled over the trailing second quarter of 2016.

Tool revenue was $1.85 million in the quarter. While down $145 thousand compared with the 2015 third quarter, it more than doubled from the trailing second quarter, up $956 thousand. Tool revenue for the third quarter of 2016 was comprised of $1.63 million in tool sales, $93 thousand in tool rental and $119 thousand in other related revenue.

Contract Services revenue was $417 thousand, down $611 thousand when compared with the prior-year period. When compared with the trailing second quarter, contract services revenue increased by $191 thousand, or 84%. Contract services is primarily the refurbishment of drill bits for an exclusive customer for which the Company is contracted to service the Rocky Mountain region, which includes the hard-hit Bakken formation, and any overflow work provided from other U.S. basins.

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Net loss of $1.17 million improved approximately 40% over the prior-year period. Significant changes in the Company’s operating structure and business model enabled this improvement while facing the 25% decline in revenue. See attached tables for a reconciliation of GAAP net loss to adjusted net loss.

Third Quarter 2016 Operational Review
($ in thousands)

	Q3 2016	Q3 2015	Y/Y Change	Y/Y % Change	Q2 2016	Seq. Change	Seq. % Change
Cost of revenue	$972	$1,522	$(550)	(36.1)%	$1,332	(360)	(27.0)%
As a percent of sales	43.0%	50.4%			119.6%
Selling, general & administrative	1,320	1,867	$(547)	(29.3)%	1,539	(219)	(14.3)%
As a percent of sales	58.4%	61.9%			138.2%
Depreciation & amortization	$932	$1,221	$(288)	(23.6)%	$1,200	(268)	(22.3)%

The 7.4 point reduction in cost of revenue as a percent of sales compared with the prior-year period reflects the Company’s new business structure and the effectiveness of the cost reduction initiatives. When compared with the trailing second quarter, excluding an asset impairment charge, cost of revenue as a percent of sales improved by 44 points demonstrating the strong operating leverage gained from higher volume. The trailing second quarter was impacted by a $362 thousand asset impairment charge pertaining to the write-off of certain Strider assets.

The significant reduction in selling, general and administrative expense, including research and engineering (SG&A) compared with the prior-year and trailing quarters was the result of the reduction in staffing, change in the business model, and other cost cutting measures.

Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization and non-cash stock compensation expense, was $176 thousand. Adjusted EBITDA improved over both the prior-year and trailing quarters. The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. See the attached tables for important disclosures regarding SDP’s use of adjusted EBITDA, as well as a reconciliation of net income to adjusted EBITDA.

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

First Nine Months 2016 Review
($ in thousands, except per share amounts)

	Q3 2016 YTD	Q3 2015 YTD	Change	% Change
Revenue	$4,820	$9,974	(5,153)	(51.7)%
Cost of revenue	3,325	5,026	(1,701)	(33.8)%
As a % of sales	69.0%	50.4%
Selling, general & administrative	4,149	5,706	(1,557)	(27.3)%
As a % of sales	86.1%	57.2%
Depreciation & amortization	3,379	3,526	(147)	(4.2)%
Total operating expenses	10,853	14,258	(3,405)	(23.9)%
Operating loss	(6,033)	(4,285)	(1,748)	40.8%
Operating margin	(125.2)%	(43.0)%
Net loss	$(6,515)	$(5,219)	(1,296)	(24.8)%
Diluted loss per share	$(0.37)	$(0.30)	$(0.07)	(22.8)%

Lower revenue for the year-to-date period was the result of the significant decline in drill rigs, due to the contraction of the oil and gas industry. Tool revenue of $3.69 million decreased by 38% from the prior-year period. Tool revenue was comprised of $2.06 million in tool sales, $1.41 million in tool rental and $214 thousand in other related revenue. Contract Services revenue was $1.13 million, down by 72% when compared with the prior-year period due to the significant decline in the PDC bit refurbishment business, as was noted in the third quarter discussion.

Adjusted EBITDA was a $1.53 million loss, compared with an $81 thousand loss in the corresponding 2015 period. The Company believes that when used in conjunction with measures prepared in accordance with GAAP, adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. See the attached tables for important disclosures regarding SDP’s use of adjusted EBITDA, as well as a reconciliation of net income to adjusted EBITDA.

Balance Sheet and Liquidity

Cash and equivalents was $332 thousand at September 30, 2016. Total debt at the end of the third quarter was $19.72 million, down slightly from $20.06 million at June 30, 2016.

Also during the quarter the company amended and restated its seller’s note for the Hard Rock acquisition. Under the amended and restated agreement, the company issued 700,000 restricted shares at an agreed upon value of $1.43 per share, as payment for $1 million of principal on the seller note and also filed a registration statement with the SEC to register the resale of the 700,000 shares of restricted stock.

Subsequent to the end of the quarter on October 5, 2016 SDP completed its public offering of
5.75 million shares of its common stock at $1.00 per share. The company received net proceeds of
$5.1 million which were used to repay $1.0 million for a bridge financing, $868 thousand for a revolver and term loan and $606 towards a seller’s note for the Hard Rock acquisition. The remaining proceeds will be used for growth working capital. On a pro forma basis, total debt was $17.42 million. Cash on November 10, 2016 was approximately $2.1 million.

During the third quarter the Company had no capital expenditures. The Company anticipates capital expenditures will be approximately $50 thousand in the fourth quarter of 2016, primarily related to the build-out of the Coiled Tubing Strider tool fleet.

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Outlook

Mr. Meier, added, “The demand that we are seeing for our Drill-N-Ream tool continues at a very strong pace. We are also excited about the opportunities that our Strider technology presents for us in the drilling and completions markets. Our two new tools are being well received in both of these applications. We now have a stronger balance sheet and the financial flexibility to meet increasing demand and grow the business.”

Webcast and Conference Call
The Company will host a conference call and live webcast tomorrow, Tuesday November 15th, at 12 noon MT (2:00 pm ET) to review the operating results for its third quarter 2016. The discussion will be accompanied by a slide presentation that can be found on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored on Superior Drilling Products’ website at www.sdpi.com/events. To listen to the archived call, dial (844) 512-2921 and enter replay number 13647442. A telephonic replay will be available from 3:00 pm MT (5:00 pm ET) on the day of the call through Tuesday, November 22, 2016. A transcript of the call will be available for download from the SDP website once available.

About Superior Drilling Products, Inc.
Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, sells and rents drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patent-pending StriderTM Drill String Oscillation System. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while operating an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies, oilfield services companies and rental tool companies.

Additional information about the Company can be found at its website: www.sdpi.com.

Cautionary Statement Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company’s website or the SEC's website at www.sec.gov.

For more information, contact investor relations:
Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

Revenue	$2,261,310	$3,017,720	$4,820,405	$9,973,709

Operating costs and expenses
Cost of revenue	972,400	1,521,972	3,324,975	5,026,021
Selling, general & administrative	1,319,686	1,866,791	4,149,136	5,706,431
Depreciation & amortization	932,250	1,220,548	3,379,215	3,526,028
Total operating expenses	3,224,336	4,609,311	10,853,326	14,258,480

Operating loss	(963,026)	(1,591,591)	(6,032,921)	(4,284,771)
Operating margin	-42.6%	-52.7%	-125.2%	-43.0%

Other income (expense)

Interest income	78,650	73,318	234,969	219,886
Interest expense	(373,335)	(421,341)	(1,101,412)	(1,463,024)
Other income	49,975	56,726	158,926	185,811
Gain (loss) on sale of assets	4,003	(10,202)	195,453	(93,088)
Unrealized gain on warrant derivative	28,301	-	28,301	-
Total other expense	(212,406)	(301,499)	(483,763)	(1,150,415)

Loss before income taxes	(1,175,432)	(1,893,090)	(6,516,684)	(5,435,186)
Income tax expense (benefit)	(2,000)	47,223	(2,000)	(216,090)

Net loss	$(1,173,432)	$(1,940,313)	$(6,514,684)	$(5,219,096)

Basic and diluted loss per common share	$(0.07)	$(0.11)	$(0.37)	$(0.30)
Basic and diluted weighted average common shares outstanding	17,891,786	17,432,274	17,606,324	17,317,780

Diluted loss per common share	$(0.07)	$(0.11)	$(0.37)	$(0.30)
Diluted weighted average common shares outstanding	17,891,786	17,432,274	17,606,324	17,317,780

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets
(unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash	$332,248	$1,297,002
Accounts receivable	1,212,456	1,861,002
Accounts receivable - stock subscription	5,297,500	-
Prepaid expenses	84,612	179,450
Inventory	1,547,783	1,410,794
Other current assets	264,819	-
Total current assets	8,739,418	4,748,248

Property, plant and equipment, net	12,713,465	14,655,502
Intangible assets, net	9,191,111	11,026,111
Note receivable	8,296,717	8,296,717
Other assets	15,954	28,321
Total assets	38,956,665	38,754,899
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	1,243,631	638,593
Accrued expenses	701,358	809,765
Warrant liability	112,024	-
Line of credit	490,607	-
Short term bridge loan (net of debt discount)	863,976	-
Income tax payable	-	2,000
Current portion of capital lease obligation	333,812	332,185
Current portion of related party debt obligation	781,921	555,393
Current portion of long-term debt, net	2,688,921	2,636,241
Total current liabilities	7,216,250	4,974,177

Other long-term liability	880,032	880,032
Capital lease obligation, less current portion	-	246,090
Related party debt, less current portion	-	271,190
Long-term debt, less current portion, net	14,562,222	16,208,699
Total liabilities	22,658,504	22,580,188
Commitments and contingencies
Stockholders' equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 18,211,631 and 17,459,605 shares issued and outstanding, respectively	18,212	17,460
Common stock subscribed	5,750	-
Additional paid-in-capital	38,011,151	31,379,520
Retained deficit	(21,736,952)	(15,222,269)
Total stockholders' equity	16,298,161	16,174,711
Total liabilities and stockholders' equity	$38,956,665	$38,754,899

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(6,514,684)	$(5,219,096)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,379,215	3,526,028
Amortization of debt discount	93,172	516,646
Deferred tax benefit	(2,000)	(216,090)
Share-based compensation expense	534,051	436,652
Unrealized gain on warrant derivative	(28,301)
Write-off of Strider asset	361,903	-
(Gain) loss on disposition of assets	(195,453)	93,088
Changes in operating assets and liabilities:
Accounts receivable	648,546	2,467,174
Inventory	(73,733)	(238,861)
Prepaid expenses and other current assets	(169,981)	(198,433)
Other assets	(10,936)	82,638
Accounts payable and accrued expenses	496,629	(672,713)
Net Cash (Used in) Provided by Operating Activities	(1,481,572)	577,033

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(315,101)	(901,627)
Sale of property, plant and equipment	483,217	-
Net cash Provided by (Used in) Investing Activities	168,116	(901,627)

Cash Flows From Financing Activities
Principal payments on debt	(1,226,339)	(3,004,718)
Principal payments on related party debt	(44,662)	(365,749)
Principal payments on capital lease obligations	(244,461)	(216,418)
Proceeds received from debt borrowings	1,500,000	47,298
Net proceeds received from line of credit	637,992	-
Proceeds from sale of subsidiary	50,700	-
Proceeds from payments on note receivable	22,533	-
Stock offering expenses	(193,418)	-
Debt issuance costs	(153,643)	-
Net Cash Provided by (Used in) Financing Activities	348,702	(3,539,587)

Net Decrease in Cash	(964,754)	(3,864,181)
Cash at Beginning of Period	1,297,002	5,792,388
Cash at End of Period	$332,248	$1,928,207

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

Additional Information

Tool Revenue by Category
($ in thousands) (unaudited)

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Tool sales	$-	$-	$-	$427	$1,633
Tool rental	1,831	1,623	902	419	93
Other related revenue	159	137	52	42	119
Total tool revenue	$1,990	$1,760	$954	$888	$1,845

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015

GAAP net loss	$(1,173,432)	$(3,056,468)	$(1,940,313)
Add back:
Depreciation and amortization	932,250	1,200,085	1,220,548
Asset impairment	-	362,000	-
Interest expense, net	294,685	256,867	348,023
Share-based compensation	157,266	119,476	331,496
(Gain) loss on sale of assets	(4,003)	(104,599)	10,202
Functional Drill-N-Ream sales	-	72,000	-
Income tax (benefit) expense	(2,000)	-	47,223
Employee severance	-	-	45,000
Unrealized gain on warrant derivative	(28,301)	-	-

Non-GAAP adjusted EBITDA(1)	$176,465	$(1,150,639)	$62,179

	Nine Months Ended
	September 30, 2016	September 30, 2015

GAAP net loss	$(6,514,684)	$(5,219,096)
Add back:
Depreciation and amortization	3,379,215	3,526,028
Interest expense, net	866,443	1,243,138
Share-based compensation	534,051	436,652
Asset impairment	362,000	-
(Gain) loss on sale of assets	(195,453)	93,088
Functional Drill-N-Ream sales	72,000	-
Income tax benefit	(2,000)	(216,090)
Employee severance	-	55,000
Unrealized gain on warrant derivative	(28,301)	-

Non-GAAP Adjusted EBITDA(1)	$(1,526,729)	$(81,280)

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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Superior Drilling Products, Inc. Reports $2.3 million in Revenue for Third Quarter 2016
November 14, 2016

Superior Drilling Products, Inc.

GAAP Net Loss to Non-GAAP Adjusted Net Loss Reconciliation
(unaudited)

	Three Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015
	$	per diluted share	$	per diluted share	$	per diluted share
GAAP net loss	$(1,173,432)	$(0.07)	$(3,056,468)	$(0.18)	$(1,940,313)	$(0.11)
Add back:
Intangible amortization	611,667	0.04	611,667	0.04	611,667	0.04
Asset impairment	-	-	362,000	0.02	-	-
(Gain) loss on sale of assets	(4,003)	-	(104,599)	(0.01)	10,202
Functional Drill-N-Ream sales	-	-	72,000	0.01	-	-
Employee severance	-	-	-	-	45,000	-
Unrealized gain on warrant derivative	(28,301)	-	-	-	-	-

Non-GAAP adjusted net loss	$(594,069)	$(0.03)	$(2,115,400)	$(0.12)	$(1,273,444)	$(0.07)

	Nine Months Ended
	September 30, 2016		September 30, 2015
	$	per diluted share	$	per diluted share
GAAP net loss	$(6,514,684)	$(0.37)	$(5,219,096)	$(0.30)
Add back:
Intangible amortization	1,835,000	0.11	1,835,000	0.11
Asset impairment	362,000	0.02	-	-
(Gain) loss on sale of assets	(195,453)	(0.01)	93,088	-
Functional Drill-N-Ream sales	72,000	-	-	-
Employee severance	-	-	55,000	-
Unrealized gain on warrant derivative	(28,301)	-	-	-

Non-GAAP adjusted net loss	$(4,441,137)	$(0.25)	$(3,291,008)	$(0.19)

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